UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2010

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 725 Chicago, Illinois (Address of principal executive offices)		60654 (Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Echo Global Logistics, Inc. (the “Company”) was held on June 2, 2010.  The matters that were voted on at the meeting and the final voting results as to each such matter are set forth below:

1.     Election of Directors:

	For	Withheld	Broker Non-Votes
Samuel K. Skinner	13,438,180	39,801	3,283,851
Douglas R. Waggoner	13,463,745	14,236	3,283,851
John R. Walter	13,461,718	16,236	3,283,851
John F. Sandner	13,463,245	14,736	3,283,851
Peter J. Barris	13,461,059	16,922	3,283,851
Anthony R. Bobulinski	13,462,586	15,395	3,283,851
Eric P. Lefkofsky	13,405,694	72,287	3,283,851
Bradley A. Keywell	13,463,745	14,236	3,283,851
Matthew Ferguson	13,463,245	14,736	3,283,851

2.     Ratification of the appointment of Ernst & Young LLP to serve as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010:

For	Against	Abstentions	Broker Non-Votes
16,733,057	28,275	500	—

3.     Approval of the Amended and Restated Echo Global Logistics, Inc. 2008 Stock Incentive Plan:

For	Against	Abstentions	Broker Non-Votes
9,660,415	3,811,366	6,200	3,283,851

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: June 24, 2010	By:	/s/ David B. Menzel
	Name:	David B. Menzel
	Title:	Chief Financial Officer